UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Bayview Circle, Suite 400, Newport Beach, California 92660

(Address of principal executive offices, including zip code)

949-242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, Alliance HealthCare Services, Inc. (the “Company”) entered into amendments (the “Amendments”) to the executive severance agreements with each of Percy C. Tomlinson, Richard W. Johns, Richard A. Jones and Gregory E. Spurlock (the “named executive officers”), copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference. The executive severance agreements included in the good reason definition a resignation by the executive following the date the Company or its affiliates completes an acquisition transaction which results in the legal, beneficial or equitable ownership transfer of at least a majority of the aggregate of all voting equity interests of the Company (the “Trigger”). Each executive has agreed to waive the Trigger with respect to the previously announced purchase of 5,537,945 shares of the Company’s common stock by THAIHOT Investment Company Limited, a wholly owned indirect subsidiary of Fujian Thai Hot Investment Co., Ltd., from funds managed by Oaktree Capital Management, L.P. and MTS Health Investors, LLC, and Larry C. Buckelew. In addition, with respect to Messrs. Jones and Spurlock, the Amendments remove the Trigger from the good reason definition with respect to any future change in control transaction as well. In the case of Messrs. Tomlinson and Johns, in the event of a future change in control transaction, they may only resign within a thirty day period following six months after the future change in control transaction in order to receive the benefit of the Trigger.

On March 23, 2016, the Company granted the following cash and equity awards to each of the named executive officers. The commencement of vesting for each such award was conditioned on the execution by each executive of the Amendment to his respective executive severance agreement.

Named Executive Officer	Cash Award	Options	RSUs
Percy C. Tomlinson	$1,141,864	44,079	26,580
Richard W. Johns	$443,704	17,128	10,328
Richard A. Jones	$277,096	10,697	6,450
Gregory E. Spurlock	$258,674	9,986	6,021

Twenty-five (25) percent of the cash awards for Messrs. Tomlinson and Johns and 100% of each other named executive officer’s cash award is performance-based and tied to the Company’s achievement of the 2016 EBITDA goal. Subject to the achievement of the 2016 EBITDA goal with respect to the portion of the cash awards that are subject thereto, the cash awards will vest as to one-third of the amount on each of December 31, 2016, 2017 and 2018, subject to the executive’s continued service with the Company through each vesting date. Each of the option and RSU awards vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued service with the Company through each vesting date.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K

10.1	Amendment of Executive Severance Agreement by and between Percy C. Tomlinson and Alliance HealthCare Services, Inc. dated as of March 23, 2016.

10.2	Amendment of Executive Severance Agreement by and between Richard W. Johns and Alliance HealthCare Services, Inc. dated as of March 23, 2016.

10.3	Amendment of Executive Severance Agreement by and between Richard A. Jones and Alliance HealthCare Services, Inc. dated as of March 23, 2016.

10.4	Amendment of Executive Severance Agreement by and between and Gregory E. Spurlock and Alliance HealthCare Services, Inc. dated as of March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016	ALLIANCE HEALTHCARE SERVICES, INC.

	By:	/s/ Percy C. Tomlinson
Name: Percy C. Tomlinson
Title: Chief Executive Officer

3